UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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NVIDIA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NVIDIA CORPORATION
Headquarters	Meeting Location
2701 SAN TOMAS EXPRESSWAY	2800 SCOTT BOULEVARD
SANTA CLARA, CALIFORNIA 95050	SANTA CLARA, CALIFORNIA 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NVIDIA Corporation which will take place on Thursday, June 19, 2008 at 10:00 a.m. local time in Building E of our headquarters, which is located at 2800 Scott Boulevard, Santa Clara, California, 95050 for the following purposes:

1.	To elect three directors nominated by the Board of Directors to hold office until our 2011 Annual Meeting of Stockholders described in the attached proxy statement.

2.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 1,000,000,000 to 2,000,000,000 shares.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 25, 2009.

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Only stockholders who owned our stock at the close of business on April 21, 2008 may vote at the Annual Meeting or any adjournments, continuations or postponements of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at our headquarters, 2701 San Tomas Expressway, Santa Clara, California for 10 days prior to the Annual Meeting. If you would like to view the stockholder list, please call our Stock Administration Department at (408) 486-2000 to schedule an appointment.

Your vote is important. Whether or not you plan to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. If you plan to vote by mail, please do so as promptly as possible in order to ensure that we receive your vote. A postage pre-paid envelope is enclosed for your convenience.

Please see the map at the back of this proxy statement for directions to Building E of our headquarters. We look forward to seeing you at our Annual Meeting.

By Order of the Board of Directors

/s/ David M. Shannon

David M. Shannon

Secretary

Santa Clara, California

May 15, 2008

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on June 19, 2008.

This Proxy Statement and Our Annual Report to Stockholders can be accessed electronically at

www.nvidia.com/proxy

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your Annual Meeting materials and avoid costly printing and mailing of these documents by signing up to receive them electronically. For further information on how to take advantage of this environment and cost-saving service, please see page 5 of the proxy statement.

Please note that the contents of our website are not incorporated into this proxy statement.

NVIDIA CORPORATION

2701 SAN TOMAS EXPRESSWAY

SANTA CLARA, CALIFORNIA 95050

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

JUNE 19, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Where is the annual meeting going to be?

Our 2008 Annual Meeting of Stockholders will take place in Building E of our headquarters at 2800 Scott Boulevard, Santa Clara, California. Please see the map at the end of this proxy statement for directions.

Why am I receiving these materials?

You received this proxy statement and the enclosed proxy card because the Board of Directors of NVIDIA Corporation, or the Board, is soliciting your proxy to vote at the annual meeting. You are invited to attend the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or over the Internet.

We are distributing this proxy statement and the accompanying proxy card on or about May 15, 2008.

Who can vote at the annual meeting?

Stockholders of record at the close of business on April 21, 2008 will be entitled to vote at the annual meeting. On the record date, there were 556,115,886 shares of common stock outstanding and entitled to vote.

Are the numbers in this proxy statement adjusted for the last year’s three-for-two stock split?

All shares and prices reported in this proxy statement have been adjusted to reflect the three-for-two stock split that was effected on September 10, 2007.

What is the difference between a stockholder of record and a beneficial owner?

Stockholder of Record.    You are a stockholder of record if at the close of business on April 21, 2008 your shares were registered directly in your name with our transfer agent—BNY Mellon Shareowner Services.

Beneficial Owner.    You are a beneficial owner if your shares were held through a broker or other nominee and not in your name at the close of business on April 21, 2008. Being a beneficial owner means that, like most of our stockholders, your shares are held in street name and your broker sends these proxy materials to you. As a beneficial owner, your broker or other nominee is the stockholder of record of your shares. You have the right to direct your broker on how to vote the shares in your account. However, because you are not the stockholder of record, if you would like to vote your shares in person at the annual meeting you must obtain a legally valid proxy from your broker prior to the annual meeting.

What am I voting on?

There are three matters scheduled for a vote:

•	the election of three directors nominated by our Board and named in the proxy statement;

•	the approval of an amendment to our certificate of incorporation; and

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 25, 2009.

In addition, you are entitled to vote on any other matters that are properly brought before the annual meeting.

May I vote by proxy card, by telephone or over the Internet?

Stockholder of Record.    If you are a stockholder of record, there are four ways for you to vote your shares.

In Person. You may vote in person by coming to the annual meeting. Even if you plan to attend the annual meeting, we urge you to vote by proxy prior to the annual meeting to ensure your vote is counted.

By Proxy. To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

By Telephone. To vote by telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Savings Time on June 18, 2008 to be counted.

On the Internet. To vote on the Internet, go to www.proxyvoting.com/nvda to complete an electronic proxy card. You will be asked to provide the Control Number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Savings Time on June 18, 2008 to be counted.

Beneficial Owner.    If you are a beneficial owner, you received a proxy card or Voting Instruction Form with these proxy materials from your broker. You should follow the Voting Instruction Form in order to instruct your broker on how to vote your shares. The broker holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. If your Voting Instruction Form does not include telephone or Internet instructions, please complete and return your Voting Instruction Form promptly by mail. To vote in person at the annual meeting, you must obtain a valid proxy from your broker.

Will the annual meeting be webcast?

An audio webcast of the annual meeting will be available on the Investor Relations page of our website at www.nvidia.com at 10:00 a.m. local time on June 19, 2008. The webcast will allow investors to listen to the annual meeting, but stockholders accessing the annual meeting through the webcast will not be considered present at the annual meeting and will not be able to vote through the webcast or to ask questions. An archived copy of the webcast will be available on our web site through June 30, 2008. Registration to listen to the webcast will be required.

What is a broker non-vote?

Brokers that hold shares of our common stock for a beneficial owner typically have the authority to vote on “routine” proposals when they have not received instructions from the beneficial owner at least ten days prior to the annual meeting. The election of directors and the ratification of the selection of our independent registered public accounting firm are considered to be routine matters. Brokers may not vote their customers’ shares on matters that are considered to be “non-routine” such as the proposal to approve the amendment to our certificate of incorporation. The shares that are not voted on non-routine matters are called broker non-votes.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count FOR votes, AGAINST votes, abstentions and broker non-votes. With regard to Proposal 1, the election of three members to our Board named in this proxy statement, you may withhold your vote for a particular nominee. The number of WITHHOLD votes will also be counted by the inspector of election. You may also choose to abstain. Shares not present at the meeting, shares voting ABSTAIN and broker non-votes will have no effect on the election of directors.

If you are a stockholder of record and you returned a signed and dated proxy card without marking any voting selections, your shares will be voted FOR proposal numbers one and three. If any other matter is properly presented at the annual meeting, either Jen-Hsun Huang or David M. Shannon as your proxy will vote your shares using his best judgment.

May I change my vote after submitting my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before the final vote at the annual meeting in any one of the following four ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050, attention: General Counsel/Secretary;

•	you may attend the annual meeting and vote in person; or

•	you may submit another proxy by telephone or Internet after you have already provided an earlier proxy.

What is the quorum requirement?

We need a quorum of stockholders to hold our annual meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on April 21, 2008 are represented at the annual meeting either in person or by proxy. On the record date, there were 556,115,886 shares of common stock outstanding and entitled to vote meaning that 278,057,944 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum, a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.

How many votes are needed to elect directors (Proposal 1)?

We have adopted Bylaw provisions providing for a majority vote standard in non-contested elections. As the number of nominees properly nominated for the annual meeting is the same as the number of directors to be elected, the annual meeting is a non-contested election. Pursuant to our Bylaws, if the number of votes WITHHELD with respect to a nominee exceeds the number of votes FOR, then the nominee is required to submit their resignation for consideration by our Board and our Nominating and Corporate Governance Committee.

How many votes are needed to approve the proposed amendment to our certificate of incorporation (Proposal 2)?

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required to approve the proposed amendment to our certificate of incorporation. If you do not vote or ABSTAIN from voting, it will have the same effect as an AGAINST vote. Brokers may not vote on Proposal 2 without receiving instructions from the beneficial owners of the shares. Broker non-votes will have the same effect as an AGAINST vote.

How many votes are needed to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3)?

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If you ABSTAIN from voting, it will have the same effect as an AGAINST vote. If you do not vote, it will have no effect.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for our second quarter ending July 27, 2008, which will be filed with the Securities and Exchange Commission, or SEC, by September 5, 2008.

Who is paying for this proxy solicitation?

We will pay the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, by mail, by Internet or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you received more than one proxy card, your shares are registered in more than one name or are held in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted. If you would like to modify your instructions so that you receive one proxy card for each account or name, please contact your broker.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials?

In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one annual report and proxy statement to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment.

If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. If any stockholder residing at such an address wishes to receive a separate set of documents, they may telephone our Stock Administration Department at (408) 486-2000 or write to our Stock Administration Department at 2701 San Tomas Expressway, Santa Clara, California 95050.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 15, 2009 to NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, CA 95050, Attention: General Counsel/Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2009 annual meeting, you must do so in writing following the above instructions by January 15, 2009. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2009 annual meeting between May 20, 2009 and July 19, 2009.

Can I view these proxy materials over the Internet?

Yes. This proxy statement is posted on our Investor Relations website at www.nvidia.com. You also can use this website to view our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 27, 2008. The contents of our website are not a part of this proxy statement.

Can I view materials for future annual meetings over the Internet?

Yes. We are encouraging all of our stockholders to receive future communications from us by email. Opting to receive proxy materials electronically will assist in our efforts to protect the environment and will save us the cost of printing and mailing these documents to you. You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you make this election, you will receive an e-mail message shortly after the proxy statement is released containing the Internet link to access our proxy statement and annual report. The e-mail also will include instructions for voting on the Internet.

In order to receive these materials electronically, you must follow the applicable procedure below:

Holders of record—If you are a holder of record you can choose to receive our future proxy materials electronically by following the instructions to vote on the Internet at www.proxyvote.com and when prompted, indicate that you agree to access stockholder communications electronically in future years.

Street name holders—If your shares are held in street name, you can choose to receive our future proxy materials electronically by visiting www.icsdelivery.com/nvda.

Your choice to receive proxy materials electronically will remain in effect until you contact our Investor Relations Department and tell us otherwise. You may visit the Investor Relations section of our website at www.nvidia.com, send an electronic mail message to irelectronicdelivery@nvidia.com or contact our Investor Relations Department by mail at 2701 San Tomas Expressway, Santa Clara, CA 95050.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. Although we have not chosen this option in connection with this year’s annual meeting, it is possible that we may do so next year. To the extent we elect this option, and you have not previously elected to receive electronic materials, you will receive by mail, a notice of Internet availability of proxy materials instructing you how to access the materials on the Internet and how to vote your shares.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three year terms. At the annual meeting, our stockholders will elect three directors to serve as directors until our 2011 annual meeting of stockholders. Messrs. Jones and Miller and Dr. Chu are currently directors and were previously elected by our stockholders. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees for election and unanimously recommended that each nominee be submitted for election to the Board. Our Board approved the recommendation at its meeting on February 7, 2008. If elected at the annual meeting, each of the nominees will serve until the 2011 annual meeting and until a successor is elected or appointed.

The Board expects the nominees will be available for election. If a nominee declines or is unable to act as a director, your proxy may be voted for any substitute nominee proposed by the Board or the size of the Board may be reduced. In accordance with our Bylaws, directors are elected if they receive more FOR votes than WITHHOLD votes. Unless you instruct otherwise, your proxy will be voted FOR the election of these nominees.

The following is information for each of the members of our Board as of the date of this proxy statement.

Name	Position with NVIDIA	Age	Director Since	Expiration of Term
Steven Chu, Ph.D.	Director	60	July 2004	2008
Harvey C. Jones	Director	55	November 1993	2008
William J. Miller	Director	62	November 1994	2008
Tench Coxe	Director	50	June 1993	2009
Mark L. Perry	Director	52	May 2005	2009
Jen-Hsun Huang	Chief Executive Officer, President and Director	45	April 1993	2010
James C. Gaither	Lead Director	70	December 1998	2010
A. Brooke Seawell	Director	60	December 1997	2010

Nominees for Election for a Three-year Term Expiring at Our 2011 Annual Meeting

Dr. Steven Chu became the Director of the Lawrence Berkeley National Laboratory, a research laboratory of the Department of Energy managed by the University of California, in August 2004. From 1987 to August 2004, Dr. Chu served as a Professor of Physics and Applied Physics at Stanford University. At Stanford, Dr. Chu served as Chair of the Physics Department from 1990 through 1993 and from 1999 through 2001. From 1983 to 1987, Dr. Chu served as the head of the Quantum Electronics Research Department at AT&T Bell Laboratories, the research division of AT&T Corp., a telecommunications company. In 1997, Dr. Chu, with two colleagues at National Institute of Standards and Technology and College de France, was awarded the Nobel Prize in physics for the development of methods to cool and trap atoms with laser light. Dr. Chu serves on the Board of Trustees of the University of Rochester and on the board of directors of The William and Flora Hewlett Foundation. Dr. Chu holds an A.B. degree in Mathematics and a B.S. degree in Physics from the University of Rochester and a Ph.D. in Physics from the University of California at Berkeley.

Harvey C. Jones is the Chairman of the board of directors of Tensilica Inc., a privately-held company he co-founded in 1997. Tensilica designs and licenses application-specific microprocessors for use in high-volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions at Synopsys, Inc., an electronic design automation software company, where he served as Chief Executive Officer through January 1994 and as Executive Chairman of the board of directors until February 1998. Prior to Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the board of directors of Wind

River Systems, Inc., an embedded software and services provider, and several privately-held companies. Mr. Jones holds a B.S. degree in Mathematics and Computer Sciences from Georgetown University and an M.S. degree in Management from the Massachusetts Institute of Technology.

William J. Miller has served as an independent board member for several companies and has been an occasional consultant to several technology companies since October 1999. From April 1996 through October 1999, Mr. Miller was Chief Executive Officer and Chairman of the board of directors of Avid Technology, Inc., a provider of digital tools for multimedia. Mr. Miller also served as President of Avid Technology from September 1996 through October 1999. From March 1992 to October 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation, a mass storage company. He was a member of the board of directors of Quantum, and Chairman thereof, from May 1992 and September 1993, respectively, to August 1995. From 1981 to March 1992, he served in various positions at Control Data Corporation, a supplier of computer hardware, software and services, most recently as Executive Vice President and President, Information Services. Mr. Miller serves on the board of directors of Waters Corporation, a scientific instrument manufacturing company, Digimarc Corporation, a developer and supplier of secure identification products and digital watermarking technology, Overland Storage, Inc., a supplier of data storage products, and Glu Mobile, Inc., a publisher of mobile games. Mr. Miller holds B.A. and J.D. degrees from the University of Minnesota.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE ELECTION

TO THE BOARD OF EACH NAMED NOMINEE.

Directors Continuing in Office until Our 2009 Annual Meeting

Tench Coxe is a managing director of the general partner of Sutter Hill Ventures, a venture capital investment firm. Prior to joining Sutter Hill Ventures in 1987, Mr. Coxe was Director of Marketing and MIS at Digital Communication Associates. Mr. Coxe also serves on the board of directors of eLoyalty Corporation, a customer loyalty software firm, and several privately-held companies. Mr. Coxe holds a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from Harvard Business School.

Mark L. Perry currently serves as the President and Chief Executive Officer of Aerovance, Inc., a biopharmaceutical company. Prior to joining Aerovance in February 2007, Mr. Perry served as the senior business advisor for Gilead Sciences, Inc., a biopharmaceutical company. Mr. Perry was an executive officer of Gilead from July 1994 to April 2004, serving in a variety of capacities, including General Counsel, Chief Financial Officer and most recently, Executive Vice President of Operations, responsible for worldwide sales and marketing, legal, manufacturing and facilities. From September 1981 to June 1994, Mr. Perry was with the law firm Cooley Godward Kronish LLP in San Francisco and Palo Alto, California, serving as a partner of the firm from 1987 until 1994. Mr. Perry also serves as a member of the board of directors of Nuvelo, Inc., a biopharmaceutical company, and Aerovance. Mr. Perry holds a B.A. degree in History from the University of California, Berkeley and a J.D. degree from the University of California, Davis.

Directors Continuing in Office until Our 2010 Annual Meeting

James C. Gaither is a managing director of Sutter Hill Ventures, a venture capital investment firm. He is a retired partner of the law firm of Cooley Godward Kronish LLP and was a partner of the firm from 1971 until July 2000 and senior counsel to the firm from July 2000 to 2003. Prior to beginning his law practice with the firm in 1969, Mr. Gaither served as a law clerk to The Honorable Earl Warren, Chief Justice of the United States Supreme Court, Special Assistant to the Assistant Attorney General in the United States Department of Justice and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University and is Vice Chairman of the Board of Directors of The William and Flora Hewlett Foundation and Chairman of the Board of Trustees of The Carnegie Endowment for International Peace. Mr. Gaither holds a B.A. in Economics from Princeton University and a J.D. degree from Stanford University Law School.

Jen-Hsun Huang co-founded NVIDIA in April 1993 and has served as our President and Chief Executive Officer since that time. From 1985 to 1993, Mr. Huang was employed at LSI Logic Corporation, a computer chip manufacturer, where he held a variety of positions, most recently as Director of Coreware, the business unit responsible for LSI’s “system-on-a-chip” strategy. From 1984 to 1985, Mr. Huang was a microprocessor designer for Advanced Micro Devices, Inc., a semiconductor company. Mr. Huang holds a B.S.E.E. degree from Oregon State University and an M.S.E.E. degree from Stanford University.

A. Brooke Seawell has been a Venture Partner with New Enterprise Associates, a venture capital investment firm, since January 2005. From February 2000 to December 2004, Mr. Seawell was a Partner with Technology Crossover Ventures, a venture capital investment firm. From 1997 to 1998, Mr. Seawell was Executive Vice President of NetDynamics, Inc., an application server software company, which was acquired by Sun Microsystems, Inc. From 1991 to 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation software company. Mr. Seawell also serves on the board of directors of Informatica Corporation, a data integration software company, Glu Mobile, Inc., a publisher of mobile games, and several privately held companies. Mr. Seawell serves on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds a B.A. degree in Economics and an M.B.A. degree in Finance from Stanford University.

Independence of the Members of the Board of Directors

Consistent with the requirements of The Nasdaq Stock Market LLC, or NASDAQ, our Corporate Governance Policies require our Board to affirmatively determine that a majority of our directors do not have a relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities and meet any other qualification requirements required by the Securities and Exchange Commission, or SEC, and NASDAQ. After considering all relevant relationships and transactions, the Board determined all members of the Board are “independent” as defined by the SEC’s and NASDAQ’s rules and regulations, except for Jen-Hsun Huang, our President and Chief Executive Officer. The Board also determined that all members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent under applicable NASDAQ listing standards.

Lead Independent Director

The other independent members of the Board appointed Mr. Gaither as the lead independent director of the Board. As the Lead Director, Mr. Gaither presides over executive sessions of the Board. Mr. Gaither works with our chief executive officer and the other members of the Board to establish the agenda for executive sessions of the independent directors.

Audit Committee Financial Experts

The Board determined that each of Messrs. Seawell and Perry satisfy the criteria adopted by the SEC to serve as an “audit committee financial expert” within the meaning of the SEC rules.

Corporate Governance Policies of the Board of Directors

In January 2004, the Board documented our governance practices by adopting Corporate Governance Policies to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Board amended and restated its Corporate Governance Policies in May 2007. The Corporate Governance Policies set forth the practices the Board follows with respect to board composition and selection, regular evaluations of the Board and its committees, board meetings and involvement of senior management, chief executive officer performance evaluation, and board committees and compensation. As required under NASDAQ’s listing standards, our independent directors have in the past and will continue to meet regularly in scheduled executive sessions at which only independent directors are present. Our Corporate Governance Policies may be viewed under Corporate Governance in the Investor Relations section of our website at www.nvidia.com.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings, our practice is that in addition to Mr. Huang, one independent director will attend each annual meeting on behalf of all independent directors and all members of the Board are encouraged to attend. Messrs. Huang and Coxe were present at our 2007 annual meeting. Mr. Gaither was out of the country and unable to attend the annual meeting.

Code of Conduct

We have a Worldwide Code of Conduct that applies to all of our executive officers, directors and employees. Also, we have a Financial Team Code of Conduct that applies to our executive officers, directors and members of our finance, accounting and treasury departments. Both the Worldwide Code of Conduct and the Financial Team Code of Conduct are available under Corporate Governance in the Investor Relations section of our website at www.nvidia.com. If we make any amendments to the Worldwide Code of Conduct or the Financial Team Code of Conduct or grant any waiver from a provision of either code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board regarding nominations of directors or other matters may do so by sending written communications addressed to David M. Shannon, our Secretary, at NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Nomination of Directors

The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve as directors and recommends candidates for election to the Board. In making its determinations, the Nominating and Corporate Governance Committee strives to select individuals who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be effective in collectively serving the long-term interests of the stockholders. In selecting individuals as nominees, the Nominating and Corporate Governance Committee will also consider any other factor that it deems relevant, including industry experience and diversity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to NVIDIA during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and, when necessary, the advice of counsel. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee evaluates candidates proposed by stockholders using the same criteria as it uses for other candidates. Matters put forth by our stockholders will be reviewed by the Nominating and Corporate Governance Committee, which will determine whether these matters should be presented to the Board. The Nominating and Corporate Governance Committee will give serious consideration to all such matters and will make its determination in accordance with its charter and applicable laws. Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading Stockholder Communications with the Board of Directors. Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee did not receive any stockholder nominations during fiscal 2008.

Majority Vote Standard

As a part of our continuing process of enhancing our corporate governance procedures and to provide our stockholders with a more meaningful role in the outcome of the election of directors, in March 2006, our Board amended our Bylaws to adopt a majority vote standard for non-contested director elections. Our Bylaws now provide that in a non-contested election if the votes cast FOR an incumbent director do not exceed the number of votes WITHHELD, such incumbent director shall promptly tender his resignation to the Board. The Nominating and Corporate Governance Committee will review the circumstances surrounding the WITHHELD vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of NVIDIA and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board’s or the Nominating and Corporate Governance Committee’s decisions. In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors at that meeting.

Board Meeting Information

The Board met 8 times during fiscal 2008 and had a Board retreat. We expect each Board member to attend each meeting of the Board and the committees on which he serves. In fiscal 2008, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served. If a Board member does not attend at least 75% of the meetings of the Board or the committees on which he serves, the vesting period of his annual stock option grants will be lengthened as described more fully under the heading Director Compensation.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which may be viewed under Corporate Governance in the Investor Relations section of our website at www.nvidia.com.

In fiscal 2006, the Board concluded that having our directors rotate and serve on different committees provides a benefit to us and our stockholders. By rotating among committees, we believe all members are more fully informed regarding the full scope of Board and Company activities. Effective March 1, 2007, Mr. Coxe became a member of the Audit Committee and Mr. Miller became a member of the Compensation Committee. The Board believes that these rotations are a good corporate governance practice and intends to make periodic rotations in the future. On February 7, 2008, the Nominating and Corporate Governance Committee examined the composition of the Board’s committees and recommended to the full Board that the Committees remain unchanged for fiscal 2009.

Committees and Current Membership	Number of Meetings Held During Fiscal 2008 and Committee Functions
Audit	Meetings: 8

Fiscal 2008 Mark L. Perry* A. Brooke Seawell Tench Coxe (1) William Miller (1)

•      oversees our corporate accounting and financial reporting process;

•      evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;

•      determines and approves the engagement of the independent registered public accounting firm;

•      determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•      reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•      confers with management and our independent registered public accounting firm regarding the effectiveness of internal control over financial reporting;

•      discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements;

•      reviews the financial statements to be included in our annual report;

•      prepares the report required to be included by the SEC rules in our annual proxy statement or Annual Report on Form 10-K; and

•      establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation	Meetings: 13

Fiscal 2008 Harvey C. Jones* James C. Gaither William J. Miller (1) Tench Coxe (1)

•      reviews and approves our overall compensation strategy and policies;

•      reviews and approves the compensation and other terms of employment of our chief executive officer and other executive officers;

•      reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•      reviews and approves the disclosure contained in Compensation Discussion and Analysis and considers whether to recommend that it be included in the proxy statement and other filings; and

•      administers our stock option and purchase plans, variable compensation plans and other similar programs.

Nominating and Corporate Governance	Meetings: 3

Fiscal 2008 James C. Gaither* Tench Coxe Harvey C. Jones

•      identifies, reviews and evaluates candidates to serve as directors;

•      recommends candidates for election to our Board;

•      makes recommendations to the Board regarding the committee membership;

•      assesses the performance of the Board and its committees; and

•      reviews and assesses our corporate governance principles and practices.

*	Committee Chairperson
(1)	As part of our periodic committee rotations, effective March 1, 2007, Mr. Coxe replaced Mr. Miller as a member of the Audit Committee and Mr. Miller replaced Mr. Coxe as a member of the Compensation Committee.

In addition to our three standing committees, on August 5, 2007 the Board formed a Special Litigation Committee to investigate, evaluate, and make a determination as to how we should proceed with respect to the claims and allegations asserted in certain derivative actions cases brought on behalf of NVIDIA against certain of our current and former executive officers and directors. The derivative actions assert claims concerning errors related to our historical stock option granting practices and associated accounting for stock-based compensation expense. Mr. Perry and Dr. Chu are the members of the Special Litigation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For fiscal 2008, the Compensation Committee consisted of Messrs. Gaither, Jones, Miller and Coxe. Effective March 1, 2007, Mr. Miller replaced Mr. Coxe as a member of the Compensation Committee. No member of the Compensation Committee is an officer or employee of NVIDIA, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Each of our directors, except for Dr. Chu, has purchased and holds shares of our common stock. As of January 27, 2008, Dr. Chu held vested stock options to purchase 243,750 shares of our common stock.

DIRECTOR COMPENSATION

Our non-employee directors receive options to purchase shares of our common stock for their services as members of our Board. Non-employee directors do not receive cash compensation for their services as members of our Board, but may be reimbursed for expenses incurred in attending Board and committee meetings. Directors who are also employees do not receive any fees or equity compensation for service on the Board. Mr. Huang is our only employee director.

Historically, options to purchase shares of our common stock have been automatically granted to our non-employee directors under our 1998 Non-Employee Directors’ Stock Option Plan as incorporated into our 1998 Equity Incentive Plan, which we refer to as the 1998 Plan. Beginning in June 2007, annual stock option grants will be made on the day after the annual meeting to our non-employee directors from our 2007 Equity Incentive Plan, which we refer to as the 2007 Plan.

In March 2008, the Compensation Committee undertook a review of the type and amount of compensation paid to our non-employee directors in connection with their service on our Board and its committees by reviewing peer company data provided by our Human Resources Department and Hewitt Associates LLC. The Compensation Committee used our binomial option pricing model to value the stock option grants issued pursuant to our existing non-employee director compensation program, which includes initial Board grants and annual Board and committee grants that range in size as follows: 135,000 shares for initial Board grants; 36,000 shares for annual Board grants; and 12,000 shares for annual committee grants (for Compensation and Audit Committees). The potential total annual value received by a non-employee director for these grants was then compared to the total annual compensation of non-employee directors at select peer companies. Based on this review, the Compensation Committee elected to continue its practice of compensating our non-employee directors for their services to NVIDIA solely through the use of stock options grants. The Compensation Committee believes that payment for services in equity best aligns the interests of our non-employee directors with those of our stockholders, in that non-employee directors recognize compensation only when the value of our stock increases. The Compensation Committee determined for fiscal 2009 that the size of the initial Board grants and annual Board and committee grants should be reduced as follows: 120,000 shares for initial Board grants; 30,000 shares for annual Board grants; and 10,000 shares for annual committee grants (for Compensation and Audit Committees), as the Committee believed that similar incentive values could be achieved with a fewer number of shares given NVIDIA’s stock price performance over the past year. The Compensation Committee completed a similar review of non-employee director compensation in March 2007 and March 2006 at which time it made a similar determination to reduce the size of stock option grants to our non-employee directors. See Compensation Discussion and Analysis—Role of Various Parties in Making Compensation Decisions for additional information about the role of Hewitt Associates LLC.

Compensation for Fiscal 2008

The following table provides information regarding compensation of non-employee directors who served during fiscal 2008 on our Audit and Compensation Committees.

DIRECTOR COMPENSATION FOR FISCAL 2008

Name	Option Awards($) (1)(2)(3)(4)	Total ($)
Steven Chu (5)	$394,764	$394,764
Tench Coxe	441,941	441,941
James C. Gaither	441,941	441,941
Harvey C. Jones	441,941	441,941
William J. Miller	441,941	441,941
Mark L. Perry (5)	644,701	644,701
A. Brooke Seawell	441,941	441,941

(1)	Represents the dollar amount recognized for financial statement reporting purposes for fiscal 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised), or SFAS No. 123(R), Share Based Payment, of stock options granted both in and prior to fiscal 2008 pursuant to the 1998 Plan or the 2007 Plan. Assumptions used in the calculation of these amounts and a description of the fair value pricing models used to determine the fair value of stock option grants are included in Note 2, Stock-Based Compensation, of the Notes to our Consolidated Financial Statements for the fiscal year 2008 included in our Annual Report on Form 10-K filed with the SEC on March 21, 2008. However, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our non-employee directors.

(2)	On June 22, 2007, each non-employee director received a stock option to purchase 36,000 shares as compensation for his service on the Board with an exercise price of $29.08 per share, which was the closing price of our common stock as reported by NASDAQ on June 22, 2007. The grant date fair value of these awards was $12.29 per share for a total grant date fair value of $442,560 per grant. Except for Dr. Chu, each non-employee director also received an additional stock option to purchase 12,000 shares on June 22, 2007 for his service as a member of either the Compensation or the Audit Committee in fiscal 2008 with an exercise price of $29.08 per share, which was the closing price of our common stock as reported by NASDAQ on June 22, 2007. The grant date fair value of these awards was $11.16 per share for a total grant date fair value of $133,920 per grant. Assumptions used in the calculation of these amounts are included in Note 2, Stock-Based Compensation, of the Notes to our Consolidated Financial Statements for the fiscal year 2008 included in our Annual Report on Form 10-K filed with the SEC on March 21, 2008.

(3)

At fiscal year end, each non-employee director held stock options to purchase the following aggregate number of shares of our common stock: Dr. Chu, options to purchase 381,000 shares; Mr. Coxe, options to purchase 828,000 shares; Mr. Gaither, options to purchase 423,000 shares; Mr. Jones, options to purchase 558,000 shares; Mr. Miller, options to purchase 1,218,000 shares; Mr. Perry, options to purchase 283,000 shares; and Mr. Seawell, options to purchase 1,398,000 shares.

(4)	The amounts recognized for financial statement reporting purposes in fiscal 2008 reflected in the table above include stock-based compensation expense from stock options granted both in and prior to fiscal 2008. The following chart provides additional information regarding the amounts of stock option compensation expense we recognized in fiscal 2008.

Name	Expense Related to Stock Options Granted in Fiscal 2008 ($)	Expense Related to Stock Options Granted Prior to Fiscal 2008 ($)
Steven Chu	$76,671	$318,093
Tench Coxe	154,660	287,281
James C. Gaither	154,660	287,281
Harvey Jones	154,660	287,281
William J. Miller	154,660	287,281
Mark L. Perry	154,660	490,041
A. Brooke Seawell	154,660	287,281

(5)	In fiscal 2008, neither Mr. Perry nor Dr. Chu received additional consideration for their services as members of the Special Litigation Committee.

The following table summarizes the compensation provided to our non-employee directors for fiscal 2008 and compensation expected to be provided in fiscal 2009.

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

Type of Compensation	Fiscal 2008	Fiscal 2009	Vesting
Initial Board Option Grant	Option to purchase 135,000 shares of common stock	Option to purchase 120,000 shares of common stock	Vests quarterly over a three year period

Annual Board Option Grant*	Option to purchase 36,000 shares of common stock	Options to purchase 30,000 shares of common stock	Vests quarterly beginning on the second anniversary of the date of grant. Fully vested on the third anniversary of the date of grant**

Annual Committee Option Grant*	Option to purchase 12,000 shares of common stock for serving on the Compensation or Audit Committee. No options were granted for serving on the Nominating and Corporate Governance Committee	Option to purchase 10,000 shares of common stock for serving on the Compensation or Audit Committee. No options will be granted for serving on the Nominating and Corporate Governance Committee	Vests in full on the one year anniversary of the date of grant**

*	The number of shares subject to stock option grants is adjusted in certain circumstances as described below.

**	Vesting is adjusted in certain circumstances as described below.

The following are the principal terms of the stock options granted to our non-employee directors.

Initial Grants.    Initial stock option grants of 120,000 are made to each new non-employee director who is elected or appointed to our Board on the date of election or appointment.

Annual Grants—Board Members.    Prior to the adoption of our 2007 Plan in June 2007, annual stock option grants (Annual Board Grants) were made on August 1st of each year. Beginning with our stockholders’ approval of the 2007 Plan at our annual meeting in June 2007, the Annual Board Grants are made on the day after the annual meeting. On June 22, 2007, each of Messrs. Coxe, Gaither, Jones, Miller, Perry and Seawell and Dr. Chu received an option to purchase 36,000 shares of our common stock at an exercise price of $29.08 per share, which was the closing price of our common stock as reported by NASDAQ on June 22, 2007.

Annual Grants—Committee Members.     Prior to the adoption of our 2007 Plan in June 2007, annual stock option grants (Annual Committee Grants) were made on August 1st of each year. Beginning with our stockholders’ approval of the 2007 Plan at our annual meeting in June 2007, the Annual Committee Grants are made on the day after the annual meeting. On June 22, 2007, each of Messrs. Coxe, Gaither, Jones, Miller, Perry and Seawell received an option to purchase 12,000 shares of our common stock at an exercise price of $29.08 per share, which was the closing price of our common stock as reported by the NASDAQ on June 22, 2007.

Annual Grants—Adjusted Vesting for Not Attending Meetings.    If a non-employee director fails to attend at least 75% of the regularly scheduled meetings of the Board during the year following the grant of an option, vesting of the option will change. Instead of vesting as described above, the Annual Board Grants will vest 30% upon the three-year anniversary of the grant date and 70% during the fourth year, such that the entire option will become fully vested on the four-year anniversary of the date of the grant. If a non-employee director fails to attend at least 75% of the regularly scheduled meetings of the committee on which he sits during the year following the grant of an option, rather than vesting as described above, his Annual Committee Grant will vest annually over four years following the date of grant at the rate of 10% per year for the first three years and 70% during the fourth year. To date, these adjusted vesting provisions have never been triggered.

Annual Grants—Adjusted Vesting for Death or Disability.    If a non-employee director’s service as a director terminates between the date of grant of the Annual Board Grant and the two-year anniversary of the date of grant of the Annual Board Grant due to disability or death, the Annual Board Grant will immediately vest and be exercisable on a quarterly pro rata basis over a one year period beginning on the date of such death or disability. If a non-employee director’s service as a committee member terminates between the date of grant of the Annual Committee Grant and the one-year anniversary of the date of grant of the Annual Committee Grant due to disability or death, then the Annual Committee Grant will immediately vest and be exercisable based on the number of months served on the respective committee prior to the termination of service.

Annual Grants—Pro-Rata Adjustment.    If a non-employee director did not serve on the Board or committee for a full year since the prior year’s annual meeting, the number of shares subject to the grant is reduced on a pro-rata basis for each full quarter that the non-employee director did not serve on the Board or committee.

Vesting Adjustments.    The change-in-control provisions in each of our 1998 Plan and 2007 Plan apply to options to purchase shares of our common stock held by our non-employee directors and may result in the acceleration of the vesting of such shares in certain circumstance. Please see Employee, Severance and Change-in-Control Agreements for a further discussion of these provisions.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 1,000,000,000 shares to 2,000,000,000 shares. See Appendix A for a copy of the proposed amendment to our Amended and Restated Certificate of Incorporation.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock and will not have any immediate effect on the rights of existing stockholders. To the extent the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 556,093,138 shares of common stock outstanding on April 15, 2008, the Board has reserved 230,767,766 shares for issuance upon exercise of options and rights granted under our stock option and stock purchase plans. In addition, 6,000,000 shares of common stock are reserved which may be issued pursuant to the terms of the Asset Purchase Agreement, dated December 15, 2000, by and among 3dfx Interactive, Inc., NVIDIA US Investment Company and NVIDIA.

Although the Board does not have current plans to issue the additional shares of common stock, the proposed amendment will allow us to have a sufficient number of shares of authorized and unissued common stock, which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. The additional shares may be used for various purposes without further stockholder approval such as:

•	raising capital;

•	providing equity incentives to employees, officers or directors;

•	establishing strategic relationships with other companies;

•	expanding our business or product lines through the acquisition of other businesses or products; and

•	paying stock dividends to existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of NVIDIA. However, the Board is not aware of any attempt to take control of NVIDIA and is not presenting this proposal with the intent that it be utilized as an anti-takeover device.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM FOR FISCAL 2009

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to serve as our independent registered public accounting firm for our fiscal year ending January 25, 2009. Stockholder ratification of the Audit Committee’s selection of PwC is not required by our bylaws or any other governing documents or laws. As a matter of good corporate governance, we are submitting the selection of PwC to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if they determine that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PwC. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as votes against the proposal. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this Proposal has been approved.

We expect that a representative of PwC will attend the annual meeting. The PwC representative will have an opportunity to make a statement at the annual meeting if he or she so desires. The representative will also be available to respond to appropriate stockholder questions.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR INFORMATION

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.

The Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of NVIDIA and its subsidiaries. The Audit Committee reviews the results and scope of the audit and other services provided by the independent registered public accounting firm and reviews financial statements and the accounting policies followed by NVIDIA prior to the issuance of the financial statements with both management and the independent registered public accounting firm.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, the system of internal control over financial reporting, and the procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, or PwC, NVIDIA’s independent registered public accounting firm for fiscal 2008, was responsible for performing an independent audit of the consolidated financial statements and issuing a report on the consolidated financial statements and of the effectiveness of its internal control over financial reporting as of January 27, 2008. PwC’s judgments as to the quality, not just the acceptability, of NVIDIA’s accounting principles and such other matters are required to be disclosed to the Audit Committee under applicable standards. The Audit Committee oversees these processes. Also, the Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, terminate the independent registered public accounting firm. The Audit Committee approves audit fees and non-audit services provided by and fees paid to the independent registered public accounting firm.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee does not plan or conduct audits, determine that NVIDIA’s financial statements are complete and accurate and in accordance with GAAP, or assess NVIDIA’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided by NVIDIA’s management and on the representations made by management that the financial statements have been prepared with integrity and objectivity, and the opinion of PwC that such financial statements have been prepared in conformity with GAAP.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2008 with management and NVIDIA’s internal control over financial reporting with management and PwC. Specifically, the Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as well as the auditors’ independence from management and NVIDIA, including the matters in the written disclosures and the letter from the independent registered public accounting firm received by the Audit Committee in accordance with the requirements of the Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of certain permitted non-audit services by PwC is compatible with PwC’s independence and discussed PwC’s independence with PwC.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of NVIDIA for the fiscal year ended January 27, 2008.

AUDIT COMMITTEE

Mark L. Perry, Chairman
A. Brooke Seawell
Tench Coxe

FEES BILLED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of fees billed by PwC for fiscal 2008 and 2007 for audit, tax and other professional services during the fiscal year:

	Fiscal 2008	Fiscal 2007
AUDIT FEES (1):	$2,788,379	$4,479,851
AUDIT-RELATED FEES (2):	67,500	480,867
TAX FEES (3):	161,722	53,513
ALL OTHER FEES (4):	2,805	4,018

TOTAL FEES	$3,020,406	$5,018,249

(1)	Audit fees include fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements and annual report, reviews of SEC registration statements and related consents and fees related to statutory audits of some of our international entities. Audit fees for fiscal 2007 also include approximately $1.9 million of fees relating to the restatement of certain of our historical financial statements as a result of the findings of the review of our historical stock option grant process as outlined in our amended Annual Report on Form 10-K for fiscal 2006 and our amended Quarterly Report on Form 10-Q for the first quarter of fiscal 2007.

(2)	Audit-related fees for fiscal 2008 consisted of fees for acquisitions. Audit-related fees for fiscal 2007 consisted of fees for acquisitions, implementation of SFAS No. 123(R), reviewing of the accounting for a licensing agreement, our stock option grant process review and other audit-related fees.

(3)	Tax services fees consist of tax compliance and consultation services.

(4)	All other fees consist of fees for products or services other than those included above, including payment to PwC related to the use of an accounting regulatory database.

All of the services provided for fiscal 2008 and 2007 described above were pre-approved by the Audit Committee or the Chairman of the Audit Committee through the authority granted to him by the Audit Committee which is described below.

Our Audit Committee has determined that the rendering of services other than audit services by PwC is compatible with maintaining PwC’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. The policy generally permits pre-approvals of specified permissible services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In some cases the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope. In other cases, the Audit Committee has delegated power to Mark L. Perry, the Chairman of our Audit Committee, to pre-approve additional non-audit services if the need for the service was unanticipated and approval is required prior to the next scheduled meeting of the Audit Committee. Mr. Perry then communicates such pre-approval to the full Audit Committee at its next meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 15, 2008 as to shares of our common stock beneficially owned by:

•	each director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	all those known by us to be beneficial owners of more than five percent or more of our common stock.

Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable within 60 days of April 15, 2008. Unless otherwise indicated, the address of each of the individuals listed below is c/o NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050.

Name and Address of Beneficial Owner	Shares Owned(#) (1)		Shares Issuable Pursuant to Options Exercisable Within 60 days of April 15, 2008(#)	Total of Shares Beneficially Owned(#)	Percent(%)
Named Executive Officers:
Jen-Hsun Huang	22,123,704	(2)	6,570,744	28,694,448	5.1%
Marvin D. Burkett	175,705		468,564	644,269	*
Ajay K. Puri	4,146		397,861	402,007	*
David M. Shannon	64,454	(3)	236,070	300,524	*
Debora Shoquist	—		41,666	41,666	*
Directors, not including CEO:
Steven Chu, Ph.D.	—		281,250	281,250	*
Tench Coxe	1,399,644	(4)	716,250	2,115,894	*
James C. Gaither	159,405		311,250	470,655	*
Harvey C. Jones	2,004,743	(5)	446,250	2,450,993	*
William J. Miller	302,808	(6)	1,106,250	1,409,058	*
Mark L. Perry	50,000	(7)	190,000	240,000	*
A. Brooke Seawell	150,000	(8)	1,286,250	1,436,250	*
All directors and executive officers as a group (12 persons)	26,434,609	(9)	12,052,405	38,487,014	6.8

5% Stockholders
Barclays Global Investors, NA. and Affiliates	34,074,489	(10)	—	34,074,489	6.1
AXA and affiliates	48,491,541	(11)	—	48,491,541	8.7

*	Represents less than 1 percent of the outstanding shares of our common stock.

(1)	This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G filed with the SEC. Unless otherwise indicated in the relevant footnote to this table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages of beneficial ownerships are based on 556,093,138 shares of our common stock outstanding as of April 15, 2008, adjusted as required by SEC’s rules.

(2)

Includes 19,572,465 shares of common stock held by Jen-Hsun Huang and Lori Huang, as co-trustees of the Jen-Hsun and Lori Huang Living Trust u/a/d May 1, 1995, or the Huang Trust, and 1,237,239 shares of common stock held by J. and L. Huang Investments, L.P., of which the Huang Trust is the general partner. By virtue of their status as co-trustees of the Huang Trust, each of Jen-Hsun Huang and Lori Huang may be deemed to have shared beneficial ownership of the

19,572,465 shares held by the Huang Trust and 1,237,239 shares held J. and L. Huang Investments, L.P. and to have shared power to vote or to direct the vote or to dispose of or direct the disposition of such securities.

(3)	Includes 62,572 shares of common stock held by the Shannon Revocable Trust, of which Mr. Shannon and his wife are the trustees.

(4)	Includes 171,312 shares of common stock held in a retirement trust over which Mr. Coxe exercises sole voting and investment power. Mr. Coxe disclaims beneficial ownership in these shares except as to his pecuniary interest in the shares. Also includes 321,849 shares held in the Coxe Revocable Trust, or Trust, of which Mr. Coxe and his wife are co-trustees and of which Mr. Coxe exercises shared voting and investment power. Mr. Coxe disclaims beneficial ownership in the shares held by the Trust, except to the extent of his pecuniary interest in the Trust.

(5)	Includes 439,826 shares of common stock held in the Jones Living Trust of which Mr. Jones and his wife are the trustees, 71,760 shares of common stock owned by ACK Family Partners, L.P. of which Mr. Jones and his wife are the general partners and 3,900 shares of common stock held in trust for Mr. Jones’ son. Mr. Jones disclaims beneficial ownership of the 71,760 shares of common stock held by ACK Family Partners, L.P., except to the extent of his pecuniary interest therein. Mr. Jones is a trustee of the trust in which his son’s shares of common stock are held, but disclaims beneficial ownership of the 3,900 shares of common stock held in such trust.

(6)	Represents 302,808 shares held by the Millbor Family Trust, of which Mr. Miller and his wife are co-trustees and of which Mr. Miller exercises shared voting and investment power.

(7)	Represents 50,000 shares held by The Perry & Pena Family Trust, of which Mr. Perry and his wife are co-trustees.

(8)	Represents 150,000 shares held by the Seawell Revocable Trust of which Mr. Seawell is a trustee.

(9)	Includes shares described in footnotes two through eight above.

(10)

This information is based on the Schedule 13G dated January 10, 2008 and filed with the SEC on February 6, 2008 by Barclays Global Investors, NA. and affiliates reporting their beneficial ownership as of December 31, 2007. The affiliates listed in the Schedule 13G include: Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, NA and Barclays Global Fund Advisors are located at 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors LTD is located at Murray House, 1 Royal Mint Court, London, EC3N 4HH. Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited are located at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuyu-Ku, Toyko 150-0012 Japan. Barclays Global Investors Canada Limited is located at Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1. Barclays Global Investors Australia Limited is located at Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220. Barclays Global Investors (Deutschland) AG is located at Apianstrasse 6, D-85774. According to the Schedule 13G, the reporting persons have sole voting power with respect to an aggregate of 29,681,215 shares and sole investment power with respect to an aggregate of 34,074,489 shares. The Schedule 13G states that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(11)	This information is based on the Schedule 13G/A dated February 14, 2008 and filed with the SEC on February 14, 2008 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), AXA, and AXA Financial, Inc., reporting their beneficial ownership as of December 31, 2007. The Schedule 13G/A reports that 43,359,944 of the reported shares are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P., which is a subsidiary of AXA Financial, Inc., 19,316 shares are held by AXA Investment Managers Paris (France), 5,485 shares are held by AXA Konzern AG (Germany), 4,189,195 shares are held by AXA Rosenberg Investment Management LLC, 85,600 shares are held by AXA Framlington and 832,001 shares are held by AXA Equitable Life Insurance Company. The Mutuelles AXA are located at 26, rue Drouot, 75009 Paris, France; AXA is located at 25, avenue Matignon, 75008 Paris, France; and AXA Financial is located at 1290 Avenue of the Americas, New York, NY 10104. The Mutuelles AXA are the parent holding company of AXA; AXA is the parent holding company of AXA Konzern AG (Germany), AXA Investment Managers Paris (France), AXA Rosenberg Investment Management LLC and AXA Framlington. AXA Financial, Inc. is the parent holding company of AllianceBernstein L.P. and AXA Equitable Life Insurance Company, both of which operate under independent management and make independent voting and investment decisions. According to the Schedule 13G/A, the reporting persons, except for AXA Financial, Inc., have sole voting power with respect to 28,813,180 shares, shared voting power with respect to an aggregate of 6,875,866 shares, and sole investment power with respect to an aggregate of 48,491,541 shares. According to the Schedule 13G/A, AXA Financial, Inc. has sole voting power with respect to 26,769,849 shares, shared voting power with respect to 6,875,866 shares and sole investment power with respect to an aggregate of 44,191,945 shares. Mutuelles AXA and AXA expressly declare that filing of the Schedule 13G/A shall not be construed as an admission of beneficial ownership of any of the reported shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our compensation philosophy and objectives, outlines our compensation program, and explains how we believe our compensation program achieves our philosophy and objectives. We also explain how our compensation process works as well as our compensation decisions for fiscal 2008. Those senior executives whose compensation is discussed below are listed in the Summary Compensation Table for Fiscal Years 2008 and 2007 in this proxy statement and in this section we refer to them as our executive officers. The compensation process for these executive officers is the same for the other members of our executive staff.

Executive Compensation Philosophy and Overview

Our success begins with our culture of innovation, teamwork, and entrepreneurship. Our compensation programs are designed to support this culture by allowing us to:

•

Attract and retain the world’s best talent.    We compete for talented executives with leading technology companies worldwide, including both start-ups and established businesses. Our programs must allow us to attract and retain dynamic, innovative people who are motivated by the challenges and opportunities of growing our business.

•

Motivate and reward performance.    We believe that compensation should vary with performance, and that a significant portion of an executive officer’s pay should be linked to individual and corporate performance.

•	Align compensation with stockholder’s interests. We believe our programs should reward our executive officers for helping to grow our enterprise value.

•

Manage resources efficiently.    Employee compensation is a significant expense for us. We strive to manage our compensation programs to balance our need to reward and retain executives with preserving stockholder value.

•

Align executive and employee compensation structures.    We believe that our compensation programs should be consistent across our employee population and that the interests of our executives should be aligned with our employee base. Therefore, we have structured our compensation programs for our executive officers to be similar to what we offer to more than 700 key employees with an emphasis on direct compensation—base salary, variable cash compensation and stock options—without special benefits for executive officers.

Elements of Compensation

Our executive compensation program consists of the following components:

•	Base salary;

•	Variable cash compensation; and

•	Long-term incentives in the form of stock options.

As discussed in greater detail below, the Compensation Committee does not use a weighting system between compensation elements for each executive officer, but instead considers the total compensation necessary to motivate and retain these individuals with a strong bias towards performance based components, including variable cash compensation and equity compensation. At present, we do not believe it is necessary to supplement these three primary elements with perquisites, executive change-in-control arrangements or special severance benefits.

How We Make Compensation Decisions

Role of the Various Parties in Making Compensation Decisions

Our executive compensation program is administered by the Compensation Committee of the Board of Directors, the Committee, with the assistance of our Chief Executive Officer, or CEO, and members of our Human Resources Department including the Vice President, Human Resources.

For fiscal 2007 and 2008, the Committee retained an executive compensation consultant, Hewitt Associates LLC, or Hewitt, to assist with the pay-determination process for all executive officers, including our CEO. Hewitt reports directly to the Committee. Hewitt worked with the Committee and our management to gather and analyze third-party data about our peer companies’ compensation practices and provided feedback regarding proposed compensation decisions. During fiscal 2008, Hewitt also aided the Committee with a review of the compensation of our non-employee directors and aided management and the Committee with the analysis and preparation of our 2007 Equity Incentive Plan.

At the end of each fiscal year, our Vice President, Human Resources and other members of his department work with our CEO and the Committee to review our overall compensation program for our executive officers. The process begins with members of our Human Resources department gathering data from the Radford Executive Survey. They then analyze pay practices at our peer companies (described below), assess existing pay programs at NVIDIA, forecast our growth, and model total compensation costs and stock dilution from any proposed changes to the existing pay programs. The Vice President, Human Resources presents a proposed compensation plan for the upcoming fiscal year to our CEO.

Our CEO reviews the plan for the upcoming year, as well as individual performance during the prior fiscal year of each of the other executive officers and recommends individual variable compensation payouts for each executive officer for that prior year. In addition, in light of the factors discussed below, the CEO makes recommendations regarding each executive officer’s base salary, variable compensation level and stock option grants for the new fiscal year. Through several regularly scheduled meetings the Committee reviews these recommendations with the CEO and the Vice President, Human Resources and makes compensation decisions for the executive officers.

The Committee, working directly with Hewitt, makes compensation decisions for our CEO separately without his participation. The Committee evaluates the CEO’s performance taking into account a self-review prepared by the CEO and the Committee’s own judgment of the results achieved by our CEO as compared to goals established at the beginning of the fiscal year. At the end of this annual process, the Committee reviews its overall compensation decisions with the full Board in executive session.

Compensation Benchmarking

When establishing the compensation program each year, the Committee determines the amount and types of compensation that will best allow us to secure key talent and to motivate performance and innovation, keeping in mind the competitive market for executive talent. In order to balance these goals, the Committee reviews the data discussed below.

For fiscal 2008, members of our Human Resources Department began with the full Radford Executive Survey of 159 companies as a source of compensation data for all of the executive officers. They then created three different subsets or peer lists within that larger group as described in the table below. We use information based on all four groups to help assess the market and help determine appropriate levels of pay for our executive officers. The following companies make up our three peer company groups:

Company Name	EE	EX	SC	Company Name	EE	EX	SC

Adobe Systems Incorporated		X		KLA-Tencor Corporation		X

Advanced Micro Devices, Inc.	X	X	X	LSI Corporation	X	X	X

Agere Systems Inc.	X	X	X	Lucasfilm Limited	X

Agilent Technologies, Inc.	X	X		Marvell Semiconductor	X	X	X

Altera Corporation	X	X		Mentor Graphics Corporation	X

Amazon.com, Inc.	X	X		Micron Technology, Inc.		X	X

Applied Micro Circuits Corporation	X			Microsoft Corporation	X

Atheros Communications, Inc.	X			Motorola, Inc.	X

Atmel Corporation	X			National Semiconductor Corporation		X	X

Autodesk, Inc.	X	X		Network Appliance, Inc.		X

BEA Systems, Inc.	X			Palm, Inc.	X

Broadcom Corporation	X			PMC-Sierra, Inc.	X

Cadence Design Systems, Inc.	X			QUALCOMM Incorporated	X	X

Celestica Inc.	X			Qwest Communications International, Inc.	X

Cisco Systems, Inc.	X			Rambus Inc.	X

Conexant Systems, Inc.	X			Renesas Technology America	X

Dell Inc.	X			SanDisk Corporation	X	X	X

The DirecTV Group, Inc.		X		STMicroelectronics N.V.	X

eBay Inc.	X	X		Sun Microsystems, Inc.	X	X

Electronic Arts Inc.	X	X		Symantec Corporation	X

Freescale Semiconductor, Inc.	X			Synopsys, Inc.	X

Gateway, Inc.	X			Texas Instruments Incorporated	X	X	X

Google Inc.	X			TSMC North America	X

Infineon Technologies AG	X	X	X	VMware, Inc.	X

Intel Corporation	X			Xilinx, Inc.	X	X	X

International Game Technology		X		Yahoo! Inc.	X

Intuit Inc.		X		Zoran Corporation	X

Juniper Networks, Inc.	X	X

Key to Table:

EE: Companies listed as employee peers are the companies in various industries with which we feel we compete for executives and employees.

EX: Companies listed as executive peers are the companies of similar size, complexity and with comparable revenue.

SC: Companies listed as semiconductor peers are all the companies in the semiconductor industry from the Radford Executive Survey.

In order to analyze the survey data, each executive officer’s position is matched to a job code in the Radford Executive Survey. Our Human Resources Department then provides the CEO and the Committee with the average for each of the peer groups for the 50th percentile and for the 75th percentile for the three major components of our compensation program. These percentiles are not used as the standard for setting compensation, rather they are used to provide the Committee with data points for purposes of comparison in evaluating whether the proposed compensation levels for our executive officers are reasonably likely to help us achieve our compensation program objectives.

Use of Tally Sheets

When making annual decisions about an executive officer’s compensation, the Committee reviews the executive officer’s total compensation as set forth in a tally sheet that includes:

•	Current and past base salary;

•	Target variable compensation in previous years;

•	Amount of shares granted to each executive officer in the prior two fiscal years; and

•	Data about the rewards offered to executives in similar positions at comparable companies.

The tally sheets help the Committee analyze the executive officer’s short- and long-term compensation at NVIDIA and compare total compensation packages offered by our peer companies. The Committee is committed to reviewing tally sheets annually.

Elements of Our Compensation Program

Base Salary

Purpose. Base salaries are set at levels we believe are sufficient to recruit and retain key executives and employees. However, we believe biasing an executive officer’s pay toward variable pay programs and long-term equity compensation creates a strong link between that executive’s pay and performance. Therefore, while the Committee does not rely on a weighting system between fixed and variable compensation, our executive officers’ base salaries ranged from approximately 7% to 17% of their total target compensation in fiscal 2007 and 12% to 17% of their total target compensation in fiscal 2008. Base salaries are reviewed annually and adjusted as the Committee deems necessary and appropriate to meet our compensation and business goals.

Factors Considered When Establishing Base Salary. When setting base salaries, the Committee considers an executive officer’s responsibilities (including the scope of their position and complexity of the department or function they manage), experience, the base salaries for other members of NVIDIA’s executive staff, and the market data of salaries at peer companies. While reviewing potential changes in base salary, the Committee also considers the operating expense impact and budgets for employee salary adjustments.

Fiscal 2008 Determinations. The base salaries of Messrs. Burkett, Shannon and Puri did not change from fiscal 2007 to fiscal 2008 because the Committee determined that the current base salaries for each of these executive officers were set at levels that balanced our goals of retention and internal pay equity.

After consideration, the Committee increased Mr. Huang’s base salary from $500,000 in fiscal 2007 to $600,000 in fiscal 2008 because it believed that Mr. Huang’s fiscal 2007 base salary was no longer competitive with the base salaries of the chief executive officers of our peer companies. The Committee believed the salary increase was warranted considering Mr. Huang’s high level of performance in leading our growth, reflected in part by the 78% increase in our net income from fiscal 2007 to 2008, to approximately $798 million, and the 34% increase in our revenue from fiscal 2007 to 2008, to approximately $4.1 billion.

Ms. Shoquist joined NVIDIA in September 2007 as our Senior Vice President of Operations. Her annual base salary was established at the level of $275,000, based primarily on a review by the Committee of the level necessary to attract an executive with her skills and background, her compensation at her prior employer and her compensation relative to other executives at NVIDIA.

Variable Cash Compensation

Purpose and Structure. In keeping with our pay-for-performance culture, variable cash compensation is designed to be a substantial portion of each executive’s total compensation annually and rewards executives for individual performance and for their role in helping NVIDIA meet its annual financial goals.

The variable cash compensation an executive officer actually receives depends on corporate financial results for the year and the executive’s individual performance during the year. A target payout is divided into two components:

•

Corporate Performance.    50% of the target variable compensation for an executive officer depends on our success at achieving a corporate performance target. This target is established by the Committee in light of our approved operating plan, with input from our CEO. If we do not meet the target at a threshold level, he or she will receive no payment for this portion of his or her variable compensation. If the threshold level of performance is surpassed, the executive officer will receive a payment of up to 200% of the target value of this portion of the payout.

•

Individual Performance.    50% of the target variable compensation for an executive officer depends on how well the executive performs against his or her individual objectives. If the executive achieves his or her pre-defined individual objectives, he or she will receive a payment based on his or her individual performance. With regard to the portion of the variable compensation target related to individual performance, 75% of this amount is weighted towards an individual’s contribution to delivering results and 25% of the target is weighted towards overall leadership. The individual objectives generally include results to be achieved in the executive officer’s function or area, such as revenue growth, gross margin improvement, quality of products delivered, and reducing waste. Leadership objectives may include hiring exceptional talent, building a strong organization, improving core processes, and supporting global expansion. To provide a way for NVIDIA to recognize a truly exceptional individual contribution, there is no defined maximum payment for individual performance. In practice, the CEO makes payout recommendations for executives out of a pool funded at 100% of the target payout. This is the same approach used for our other key employees. The Committee has full discretion to determine the appropriate individual performance payout for each executive officer.

The variable compensation plan for the executive officers is similar to the variable compensation plan applicable to over 700 NVIDIA key employees in that it focuses on both corporate and individual performance to determine payouts, if any, and has the same corporate performance goal.

Factors Considered When Establishing Target Variable Compensation. Annually, the Committee determines the total target variable compensation for each executive officer.

When setting the amount of the target variable compensation for each executive officer, the Committee considers the following:

•	the CEO’s recommendations;

•	each executive officer’s scope of responsibility;

•	each executive officer’s anticipated contributions in the fiscal year; and

•	the compensation of other similarly situated executives at our peer companies.

Fiscal 2008 Performance Targets. The Committee approved the corporate performance target and the fiscal 2008 total target variable compensation for each executive officer in March 2007.

•

Definition of Corporate Target.    For fiscal 2008, the Committee determined that it would use the non-GAAP measure of adjusted annual net income as the corporate performance target, as it would provide the most relevant measure of our performance in comparison to the previous year and in comparison to our annual operating plan. Adjusted annual net income was defined as net income as reported in our financial statements for the fiscal year subtracting the impact of stock-based compensation expense and any other items that the Committee determined were extraordinary or otherwise appropriate to include or exclude in net income.

•

Establishment of Corporate Targets. The Committee established threshold, target and maximum levels of achievement of adjusted annual net income. In setting the threshold, target and maximum levels, the Committee considered the fact that NVIDIA had outperformed the target level in fiscal 2006 and fiscal 2007, and therefore increased the target level of annual adjusted net income by 46% over the target for fiscal 2007. The Committee did not try to estimate the probabilities of achieving the fiscal 2008 target goal. Rather, the Committee believed that achievement of the target goal was attainable with significant effort, but not certain. The Committee believed that achievement of the maximum performance goal was possible with a high level of execution and performance by our executives.

•

Individual Targets. For fiscal year 2008, the Committee kept the variable compensation target levels for Messrs. Huang and Burkett constant at $1,250,000 and $425,000, respectively, as the Committee determined that such amounts were set at levels that balanced our goals of motivation, internal pay equity and cost management. The Committee increased the variable compensation target level for Mr. Shannon by 10% to $275,000 and for Mr. Puri by 14% to $350,000. The Committee raised each of Messrs. Shannon’s and Puri’s variable compensation target level after considering market pay at peer companies and to reflect their increased responsibilities given NVIDIA’s growth and international expansion.

Ms. Shoquist’s target variable compensation level was established at $225,000 (pro-rated for her time employed in fiscal 2008), based on the same factors that were used to set her base salary, as discussed above.

Following the end of the fiscal year, executive officers are evaluated based on their performance against their individual objectives and their leadership objectives. The CEO also considers the challenges faced during the previous year and the scope and difficulty of the executive officer’s role, and may adjust payments up or down based on these factors.

Fiscal 2008 Determinations. Fiscal 2008 was a record year for NVIDIA.

•

Corporate Performance Payouts.    Our adjusted annual net income for fiscal 2008 exceeded the maximum level of achievement of adjusted annual net income. As a result, each executive officer received 200% of his or her corporate performance payout, which is the maximum amount payable for the corporate performance target under our variable compensation plan.

•

Individual Performance Payouts.    Individual Performance Payouts to our executive staff ranged from 90% to 120%. Each of Messrs. Burkett, Puri and Shannon received 100% of their target individual performance based variable compensation for fiscal 2008 and Mr. Huang received 120% of his individual performance based variable compensation for the fiscal year. NVIDIA would not have achieved its record year without high levels of performance from each of these executive officers. More specifically, Mr. Puri exceeded goals for revenue growth and improvement of the sales organization. Messrs. Burkett and Shannon met goals related to gross margin improvement, deepening our intellectual property portfolio, and improving our global general and administrative infrastructure. Mr. Huang’s variable compensation payout was 120% primarily due to NVIDIA exceeding goals related to revenue, profit growth, market share increase, gross margin improvement, and new product releases.

Equity Compensation

Purpose. NVIDIA believes equity-based compensation is critical to its overall pay program for all of its employees, including its executives. Equity-based compensation provides several significant advantages:

•

It allows us to provide exceptional potential rewards and to attract top talent. Exceptional rewards are realized only if our growth is strong and results in stock price appreciation creating value for our stockholders.

•

It creates a strong incentive for executives to improve financial results and take the right actions to increase our value over the long term. Because the ultimate value of the grant varies with results, equity-based compensation creates a strong link between pay and performance.

•	It links executives’ interests directly with stockholders’ because rewards depend on stock performance.

Structure. Historically, annual executive stock options grants were made in a single stock option grant during the first quarter of each fiscal year. In fiscal 2008, the Committee reviewed and revised the stock option grant process for the executive officers. Instead of making a single stock option grant a year for each executive, the Committee determined that it would decide the overall stock option targets for the year, but make the grants on a semi-annual basis. This change results in the executive officers grants being made on the same dates as all other semi-annual employee stock option grants. This alignment ensures that executives are treated consistently with other employees. The first executive semi-annual grants are granted at a pre-determined date in the first quarter of the fiscal year and the second executive semi-annual grants are granted at a pre-determined date in the third quarter of the fiscal year. The executive semi-annual grant in the third quarter is subject to the executive officer remaining employed, continuing to meet performance expectations, and is subject to adjustment based on the value of the stock at the time of grant.

Vesting of executive semi-annual grants does not begin for two years (three years for Mr. Huang). In general, the vesting schedule of the executive semi-annual grants is such that they will begin to vest after currently held options are fully vested. The Committee structured vesting of the executive semi-annual grants to serve the following objectives:

•	to ensure executives take a long-term view of company performance; and

•	to encourage retention, as the executive must remain employed to recognize its value.

The vesting of stock option grants made to Mr. Huang is delayed for an additional year, to further encourage the philosophy of building long-term stockholder value.

Factors Considered. For each executive officer, the Committee considers the following elements in determining stock option grants:

•	anticipated future performance demonstrated by individual past performance;

•

the potential reward and retention value of the grant, determined by reviewing the estimated value of the proposed stock option grant (determined using the Black-Scholes valuation model) compared with stock options or other equity awards offered to executives in similar positions by our peer companies; and

•	alignment to the employee equity program, shares available, and total stock based compensation expense.

Fiscal 2008 Grants. In February 2007, the Committee decided the stock option targets for the executive semi-annual grants would be aggregate option grants to Mr. Huang of 405,000 shares, Mr. Burkett of 247,500 shares, Mr. Shannon of 135,000 shares and Mr. Puri of 112,500 shares, with 50% of the aggregate share number granted as an option in March 2007 (according to our grant policy described below). The size of each target equity award reflected the increasing complexity of each executive officer’s job at NVIDIA, an assessment of equity awards and total pay packages at our peer companies, and the overall bias of our compensation program in favor of long-term incentive compensation.

In September 2007, the Committee reviewed the target for the second executive semi-annual grants scheduled to be made to executive officers. The Committee determined that notwithstanding the target stock option grants set at the beginning of fiscal 2008, the size of the third quarter grants should be reduced in the same manner that our overall stock option grant guidelines had been reduced for all NVIDIA employees as the Committee believed that similar incentive values could be achieved with a fewer number of shares given NVIDIA’s stock price performance over the past year. As a result, Mr. Huang’s total stock option grant in fiscal 2008 was reduced to 366,525 shares, Mr. Burkett’s total stock option grant in fiscal 2008 was reduced to 223,988 shares, Mr. Shannon’s was reduced to 122,175 shares and Mr. Puri’s was reduced to 96,522 shares.

Ms. Shoquist was granted a stock option grant to purchase 250,000 shares, based on the same factors that were used to set her base salary and variable compensation level, as discussed above.

Other Benefits

We offer our executive officers the same health and change-in-control protections that we offer to all of our employees. We do not have any special benefit, severance, change-in-control or other programs for our executive officers.

Healh and Welfare Benefits. In order to attract and retain qualified executive officers and other employees, we must offer our employees a competitive package of health and welfare programs. Our Human Resources Department compares annually our health and welfare benefits packages to those offered by peer companies to ensure our package is competitive and we will be able to attract and retain employees.

We maintain medical, vision, dental and accidental death and disability insurance as well as paid time off and paid holidays for all of our employees. Our executive officers are eligible to participate in these programs along with and on the same basis as our other employees. Like all of our full-time employees, our executive officers are eligible to participate in our 1998 Employee Stock Purchase Plan and our 401(k) plan.

No Perquisites. Our executive officers do not receive any perquisites or personal benefits that are not available to all NVIDIA employees.

Severance and Change-in-Control Agreements. We do not have severance or change-in-control agreements with any of our employees, including our executive officers. While such agreements are offered by many of our peer companies, we want to encourage executive officers to focus on growing and building value for our stockholders by focusing our compensation program on at-risk compensation elements such as variable cash compensation and long term equity grants.

Under the circumstances described under the heading Employment, Severance and Change-in-Control Agreements all of the stock options held by our executive officers and all of our other employees would be accelerated if they were not assumed or substituted by an acquiring company. However, this is a provision of our broad-based employee equity incentive plan rather than a special executive change-in-control arrangement.

Additional Executive Compensation Practices and Procedures

Managing the Use of Equity

While equity is an important component of overall compensation, we carefully monitor the number of stock options granted to employees. We strive to balance pay and reward to employees against stock option expense and the potential dilution of stockholder ownership. We accomplish this by:

•

budgeting the number of stock options available for employee grants. In determining the size of this pool, we consider factors such as the growth in the number of employees eligible for grants, competitive compensation practices, expected average grant sizes based on expected performance and the accounting expense of granting options and potential dilution; and

•

being sensitive to our annual dilution rate. We define the annual dilution rate as the net number of new options granted during a fiscal year as a percentage of the outstanding common stock at fiscal year-end. For fiscal 2008, the Committee established an annual dilution budget of 2.25% to 2.75% for all employee and new hire grants other than those related to merger and acquisition activity. Our actual dilution rate for fiscal 2008 was 2.47%. This included grants to new hires, existing employees and employees joining from acquisition activity. In fiscal 2008 we had a 22% increase in total employees from 4,083 to 4,985. For fiscal 2009, the Committee has established a dilution budget of 2.0% to 2.75%, even though we anticipate continued growth and increased number of employees. We will not exceed the approved dilution budget without explicit approval from the Committee. The fiscal 2009 dilution budget does not account for any grants that may result from mergers and acquisitions. We expect the dilution rate to vary in future periods as our business and competitive environment changes and in response to any accounting or regulatory developments.

Equity Granting Policies

The Committee adopted specific policies regarding the grant dates of stock options to all employees in fiscal 2008. As part of its overall compensation review, the Committee annually reviews these policies and makes adjustments. Our specific stock option grant policies grants for the executive officers are as follows:

•

New Hire Grants. The grant date of a stock option to a newly hired executive officer is the 6th business day of the month following the executive’s start date. These grants will be made as part of our monthly process that includes grants to all newly hired employees. The exercise price of all new hire grants will equal the closing price of our common stock on the grant date. During fiscal 2008, the Compensation Committee made an exception to the policy such that the grant to Ms. Shoquist was made on the 5th business day of the month prior to the beginning of the blackout period.

•

Semi-Annual Grants. With regard to annual equity grants, the Committee grants stock options semi-annually to our executives on the third Wednesday of March and the third Wednesday of September, consistent with our policy for other employees. During the first quarter of the fiscal year, the Committee approves a target stock option grant for each eligible executive for the fiscal year, which is divided as follows: (a) 50% of the target grant is granted in March and (b) the remaining 50% may be granted in September, subject to a performance review by the Committee prior to the September grant date. The exercise price of all the executive semi-annual grants is the closing price of our common stock on the grant date. Semi-annual grants will not be made to our executive officers during blackout periods under our insider trading policy. Instead, executive semi-annual grants will be made on the day that the blackout period ends.

•

Other Grants. All other stock options granted to existing executive officers and employees throughout the year, which we call off-cycle grants, will have a grant date of the 6th day of the month, provided that the grant is approved on or prior to such grant date. No off-cycle stock options may be granted to our executive officers during blackout periods under our insider trading policy. Instead, they will be made on the day that the blackout period ends. No off-cycle grants were made to our executive officers during fiscal 2008.

We do not grant re-load options, make loans to executives to exercise their stock options or for any other reason, grant stock options at a discount, or allow semi-annual or off-cycle grants to be made to our executive staff when our stock trading window is closed.

Stock Ownership Guidelines

In May 2007, the Board approved its amended and restated Corporate Governance Policies, which include stock ownership guidelines. The policies require each director and executive officer to hold at least 10,000 shares of our common stock during the period in which he or she serves as a director or executive officer, unless our Nominating and Corporate Governance Committee waives the requirement. The 10,000 shares may include vested but unexercised stock options. Non-employee directors and executive officers will have 18 months from the date that they become directors or executive officers to reach the ownership threshold. Each of our directors and executive officers currently meets the stock ownership requirement. The stock ownership guidelines are intended to further align director and executive officer interests with stockholder interests.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the amount that the Company may deduct from its federal income taxes for remuneration paid to our Chief Executive Officer and three most highly compensated executive officers (other than our Chief Financial Officer) to $1 million per executive per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by an executive upon the exercise of qualifying compensatory stock options. While the Committee is mindful of the benefit to NVIDIA performance of full deductibility of compensation, we believe the Committee must not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Committee has not adopted a policy that requires that all compensation be deductible. The Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of NVIDIA and our stockholders.

We adopted SFAS No. 123(R) on January 30, 2006. SFAS No. 123(R) establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the grants, and is recognized as an expense over the requisite employee service period. We use a binomial option pricing model to estimate the fair value of each grant for accounting purposes.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2008 AND 2007

The following table summarizes information regarding the compensation earned by our chief executive officer, our chief financial officer and our other three executive officers during our fiscal year 2008. We refer to these individuals as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Jen-Hsun Huang	2008	$584,083	(4)	$150,000	(5)	$3,152,069	$2,250,000	$750	(6)	$6,136,902
Chief Executive Officer and President	2007	500,000		—		2,507,627	1,624,375	—		4,632,002

Marvin D. Burkett (7)	2008	425,000		—		2,038,520	637,500	—		3,101,020
Chief Financial Officer	2007	425,000		—		1,323,613	573,538	—		2,322,151

Ajay K. Puri	2008	300,000		—		1,446,015	525,000	6,373	(8)	2,277,388
Vice President of Worldwide Sales	2007	300,000		75,000	(9)	1,045,467	329,850	6,372	(8)	1,756,689

David M. Shannon	2008	300,000		—		1,310,006	412,500	—		2,022,506
Senior Vice President, General Counsel and Secretary	2007	300,000		—		874,397	312,375	—		1,486,772

Debora Shoquist (10) Senior Vice President, Operations	2008	98,894		—		538,033	126,570	—		763,497

(1)

The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2008, in accordance with the provisions of SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in Note 2, Stock-Based Compensation, of the Notes to our Audited Consolidated Financial

Statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on March 21, 2008. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(2)	The amounts recognized for financial statement reporting purposes include compensation expense from awards granted both in and prior to fiscal 2008. The following chart provides additional information regarding the amounts we recognized in fiscal 2008.

Name	Expense Related to Stock Options Granted in Fiscal 2008 ($)	Expense Related to Stock Options Granted Prior to Fiscal 2008 ($)
Jen-Hsun Huang	$305,761	$2,846,308
Marvin D. Burkett	504,903	1,533,617
Ajay K. Puri	230,932	1,215,082
David M. Shannon	275,401	1,034,604
Debora Shoquist	538,033	—

(3)	Reflect amounts earned in fiscal 2008 and paid in March 2008 pursuant to our 2008 Variable Compensation Plan, which is discussed in greater detail in our Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

(4)	Mr. Huang’s base salary increase to $600,000 for fiscal 2008 became effective on April 1, 2007.

(5)	Reflects an amount earned in fiscal 2008 and paid in March 2008 to Mr. Huang under our 2008 Variable Compensation Plan, in excess of the target amount related to his individual objectives, which is discussed in greater detail in our Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

(6)	Represents an award for the filing of a patent of which Mr. Huang is an inventor with the U.S. Patent and Trademark Office, or the PTO. Awards are made to all NVIDIA employees whose patents are filed by NVIDIA with the PTO.

(7)	Mr. Burkett informed us on March 21, 2008 of his intention to retire. Mr. Burkett is expected to remain our Chief Financial Officer while a search is conducted to find his replacement, and he may continue in some capacity with us thereafter.

(8)	Represents imputed income for provision of medical insurance for an additional person.

(9)	Represents the aggregate amount of a signing bonus paid to Mr. Puri in fiscal 2007. The signing bonus was payable in quarterly installments of $25,000. The first installment of the signing bonus was paid during fiscal 2006.

(10)	Ms. Shoquist joined NVIDIA as our Senior Vice President, Operations in September 2007.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2008

The following table provides information regarding all grants of plan-based awards that were made to or earned by our named executive officers during fiscal 2008. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer. The information in this table supplements the dollar value of stock options and other awards set forth in the Summary Compensation Table for Fiscal Years 2008 and 2007 by providing additional details about the awards.

The option grants to purchase shares of our common stock set forth in the following table are made under either our 1998 Plan or our 2007 Plan. The exercise price of the options granted under the 1998 Plan is equal to the closing price of our common stock as reported by NASDAQ for the last market-trading day prior to the date of grant as provided by our 1998 Plan. The exercise price of options granted under the 2007 Plan is equal to the closing price of our common stock as reported by NASDAQ on the date of grant. Under both the 1998 Plan and the 2007 Plan, the exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. All stock option grants are subject to service based vesting.

During fiscal 2008, none of our named executive officers were awarded or held any performance-based equity incentive awards.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Closing Market Price of Common Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Target ($)
Jen-Hsun Huang	3/21/07	3/1/07	—	202,500	(2)	$18.90	(3)	$19.98	$1,707,075
	9/19/07	9/12/07	—	164,025	(4)	34.36	(6)	34.36	2,922,926
	N/A	N/A	$1,500,000	—		—		—	—
Marvin D. Burkett	3/21/07	3/1/07	—	123,750	(2)	18.90	(3)	19.98	971,438
	9/19/07	9/12/07	—	100,238	(4)	34.36	(6)	34.36	1,672,972
	N/A	N/A	425,000	—		—		—	—
Ajay K. Puri	3/21/07	3/1/07	—	56,249	(2)	18.90	(3)	19.98	441,555
	9/19/07	9/12/07	—	45,563	(4)	34.36	(6)	34.36	760,447
	N/A	N/A	350,000	—		—		—	—
David M. Shannon	3/21/07	3/1/07	—	67,500	(2)	18.90	(3)	19.98	529,875
	9/19/07	9/12/07	—	54,675	(4)	34.36	(6)	34.36	912,526
	N/A	N/A	275,000	—		—		—	—
Debora Shoquist	10/5/07	9/14/07	—	250,000	(7)	36.93	(8)	36.93	4,155,000
	N/A	N/A	84,380	—		—		—	—

(1)	Represents possible awards under the 2008 Variable Compensation Plan based on NVIDIA and individual performance in fiscal 2008. Actual amounts paid in March 2008 pursuant to our 2008 Variable Compensation Plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Years 2008 and 2007 on page 31 of this proxy statement. Non-equity incentive awards are made pursuant to our 2008 Variable Compensation Plan, which is discussed in our Compensation Discussion and Analysis beginning on page 22 of this proxy statement.

(2)	Represents stock options granted to our named executive officers in the first quarter of fiscal 2008 pursuant to our 1998 Plan. The Compensation Committee approved these grants on March 1, 2007 for grant on March 21, 2007, the same day that semi-annual grants were made to all of our other eligible employees.

(3)	Represents the closing price of our common stock as reported by NASDAQ on March 20, 2007, which is the exercise price of stock option grants made under our 1998 Plan.

(4)	Represents stock options granted to our executives in the third quarter of fiscal 2008 pursuant to our 2007 Plan. The Compensation Committee approved these grants on September 12, 2007 for grant on September 19, 2007, the same day that semi-annual grants were made to all of our other eligible employees.

(5)	The grant date fair value was determined under SFAS 123(R) for financial reporting purposes. For a discussion of the determination of fair value of stock options under SFAS 123(R), see Note 2 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2008 filed with the SEC on March 21, 2008. The March 21, 2007 grant to Mr. Huang has a grant date fair value of $8.43 per share and the September 19, 2007 grant to Mr. Huang has a grant date fair value of $17.82 per share. The March 21, 2007 grants to each of Messrs. Burkett, Puri, and Shannon have a grant date fair value of $7.85 per share and the September 19, 2007 grants to each of Messrs Burkett, Puri, and Shannon have a grant date fair value of $16.69 per share. The fair value of the October 5, 2007 stock option grant to Ms. Shoquist is $16.62 per share.

(6)	Represents the closing price of our common stock as reported by NASDAQ on September 19, 2007, which is the exercise price of stock option grants made under our 2007 Plan.

(7)	Represents Ms. Shoquist’s new hire stock option grant. The Compensation Committee approved this grant on September 14, 2007 for grant on October 5, 2007 after Ms. Shoquist commenced her employment with NVIDIA.

(8)	Represents the closing price of our common stock as reported by NASDAQ on October 5, 2007, which is the exercise price of stock option grants made under our 2007 Plan.

OUTSTANDING EQUITY AWARDS AT JANUARY 27, 2008 TABLE

The following table presents information regarding our named executive officers’ outstanding equity awards as of January 27, 2008. Option grants made before February 2004 generally had a ten year term and option grants made after February 2004 generally have a six-year term. As of January 27, 2008, none of our named executive officers held unearned equity incentive awards or stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Jen-Hsun Huang	4,092,744	—		$3.11	(1)	1/31/10
	1,500,000	—		11.95	(1)	7/25/11
	750,000	—		12.39	(1)	5/14/12
	300,000	300,000	(3)	5.30	(1)	5/14/10
	—	600,000	(4)	8.75	(1)	5/12/11
	—	600,000	(5)	8.47	(1)	5/16/12
	—	150,000	(6)	10.00	(1)	5/16/12
	—	450,000	(7)	19.16	(1)	3/30/13
	—	202,500	(8)	18.90	(1)	3/20/14
	—	164,025	(9)	34.36	(2)	9/18/14

Marvin D. Burkett	135,000	45,000	(10)	8.75	(1)	4/12/10
	150,000	150,000	(11)	8.47	(1)	5/16/11
	—	225,000	(12)	19.16	(1)	3/30/12
	—	123,750	(13)	18.90	(1)	3/21/13
		100,238	(14)	34.36	(2)	9/18/13

Ajay K. Puri	341,611	225,000	(15)	12.05	(1)	12/21/11
	—	56,249	(13)	18.90	(1)	3/20/13
	—	45,563	(14)	34.36	(2)	9/18/13

David M. Shannon	48,570	30,000	(10)	8.75	(1)	4/12/10
	52, 500	104,997	(11)	8.47	(1)	5/16/11
	—	150,000	(12)	19.16	(1)	3/30/12
	—	67,500	(13)	18.90	(1)	3/20/13
	—	54,675	(14)	34.36	(2)	9/18/13

Debora Shoquist	20,833	229,167	(16)	36.93	(2)	10/4/13

(1)	Represents the closing market price of our common stock on NASDAQ on the last trading day prior to the date of grant which is the exercise price of stock options grants made pursuant to our 1998 Plan.

(2)	Represents the closing market price of our common stock on NASDAQ on the date of grant which is the exercise price of stock options grants made pursuant to our 2007 Plan.

(3)	The option vests in equal quarterly installments over a one year period beginning on May 15, 2007 such that the option will be fully vested on May 15, 2008.

(4)	The option vests in equal quarterly installments over a one year period beginning on May 15, 2008 such that the option will be fully vested on May 15, 2009. Beginning in fiscal 2004, stock option grants made to Mr. Huang have a seven-year term since the first portion of the stock option does not vest until at least four years and three months after the date of grant.

(5)	The option vests in equal quarterly installments over a one year period beginning on May 15, 2009 such that the option will be fully vested on May 15, 2010. This option has a seven year term.

(6)

The option vests in equal quarterly installments over a one year period beginning on May 15, 2009 such that the option will be fully vested on May 15, 2010. This option was granted with an exercise price of $15.00 per share which was a premium over the closing price of our common stock on NASDAQ on the last trading day prior to the date of grant, which was $12.71 per share. This option has a seven year term.

(7)	The option vests in equal quarterly installments over a one year period beginning on May 15, 2010 such that the option will be fully vested on May 15, 2011. The option has a seven year term.

(8)	The option vests as to 50% of the shares two years and three months after May 15, 2011, which is August 15, 2013, and vests as to the remaining 50% of the shares two years and six months after May 15, 2011, which is November 15, 2013. The option will be fully vested on November 15, 2011.

(9)	The option vests as to 50% of the shares two years and nine months from May 15, 2011, which is February 15, 2014, and vests as to the remaining 50% of the shares three years from May 15, 2011 such that the option is fully vested on May 15, 2012.

(10)	The option vests as to 25% of the shares subject to the grant on July 13, 2006 with the remainder of the option vesting in equal quarterly installments such that the option was fully vested on April 13, 2008.

(11)	The option vests as to 25% of the shares subject to the grant on August 17, 2007 with the remainder of the option vesting in equal quarterly installments such that the option will be fully vested on the May 17, 2008.

(12)	The option vests as to 25% of the shares subject to the grant on June 30, 2008 with the remainder of the option vesting in equal quarterly installments such that the option will be fully vested on the March 31, 2009.

(13)	The option vests as to 50% of the shares two years and three months from March 21, 2007, which is June 21, 2009, and as to the remaining 50% two years and six months from March 21, 2007, which is September 21, 2009. The option will be fully vested on the two year and six month anniversary of the grant date which is September 21, 2009.

(14)	The option vests as to 50% of the shares two years and three months from September 19, 2007, which is December 19, 2009, and as to the remaining 50% two years and six months from September 19, 2007, which is March 19, 2011. The option will be fully vested on the two year and six month anniversary of the grant date which is March 19, 2011.

(15)	The option vests in equal quarterly installments over a three year period such that the option will be fully vested on December 22, 2008.

(16)	The option vests in equal quarterly installments over a three year period such that the option will be fully vested on December 5, 2010.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008 TABLE

The following table shows information regarding option exercises by our named executive officers during fiscal 2008. None of our named executive officers had stock awards outstanding or that vested during fiscal 2008.

Amounts shown under the heading “Value Realized on Exercise” represent the difference between the exercise price of the stock option shares and the sales price of the shares of our common stock. The value realized was determined without considering any taxes that may have been owed. The exercise price of each option was equal to the closing price of our common stock as reported by NASDAQ for the last market-trading day prior to the date of grant.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jen-Hsun Huang	1,665,000	$42,964,465

Marvin D. Burkett	300,924	4,859,629

Ajay K. Puri	108,389	2,608,794

David M. Shannon	556,472	14,136,569

Debora Shoquist	—	—

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

Employment Agreements.    Our executives are “at-will” employees and we do not have employment, severance or change-in-control agreements with our executive officers.

Change-in-Control Agreements.    Our 1998 Plan provides that if we sell all or substantially all of our assets, or we are involved in any merger or any consolidation in which we are not the surviving corporation, or if there is any other change-in-control, all outstanding awards held by all employees then providing services, including our executive officers, under the 1998 Plan will either (a) be assumed or substituted for by the surviving entity or (b) if not assumed or substituted, the vesting and exercisability of the awards will accelerate in full and the awards will terminate if they are not exercised prior to the closing of the change-in-control.

Our 2007 Plan provides that in the event of a corporate transaction or a change-in-control, outstanding stock awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (a) any stock awards that are held by individuals performing services for NVIDIA immediately prior to the effective time of the transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change-in-control, and (b) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change-in-control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Potential Payments Upon Change-in-Control.    Upon a change-in-control or certain other corporate transactions of NVIDIA, unvested stock options will fully vest in some cases as described above under Employment, Severance and Change-in-Control Agreements—Change-in-Control Agreements. The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the unvested options held by them as of January 27, 2008 had become fully vested as a result of a change-in-control. The estimated benefit amount of unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable named executive officer by the difference between the closing price of our common stock on January 25, 2008 as reported by NASDAQ, which was $24.95, and the exercise price of the option.

	Number of Unvested Options at January 27, 2008 (#)	Total Estimated Benefit ($)
Jen-Hsun Huang	2,466,525	$31,576,125

Marvin D. Burkett	643,988	5,252,438

Ajay K. Puri	326,812	3,242,806

David M. Shannon	407,172	3,493,226

Debora Shoquist	229,167	—

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing unless specifically incorporated by reference therein.

The Compensation Committee of the Board of Directors oversees the compensation programs of NVIDIA on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of NVIDIA for the year ended January 27, 2008 and in this proxy statement.

COMPENSATION COMMITTEE

Harvey C. Jones, Chairman
James C. Gaither
William J. Miller

EQUITY COMPENSATION PLAN INFORMATION

The number of shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of the outstanding options, and the number of stock options remaining for future issuance under each of our equity compensation plans as of January 27, 2008 are summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	90,535,251	$13.18	(3)	138,154,616
Equity compensation plans not approved by security holders (2)	45,337	$18.37	(3)	—

Total	90,580,588	$13.18	(3)	138,154,616

(1)	This row includes our 2007 Equity Incentive Plan and our 1998 Employee Stock Purchase Plan. Of these shares, 47,619,365 shares remained available for the grant of future rights under our 1998 Employee Stock Purchase Plan as of January 27, 2008. Under our 1998 Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable.

(2)	This row represents the PortalPlayer, Inc. 1999 Stock Option Plan, which is described below.

(3)	Represents the weighted average exercise price of outstanding stock options only.

PortalPlayer, Inc. 1999 Stock Option Plan

General.    We assumed options issued under the PortalPlayer, Inc. 1999 Stock Option Plan, or the 1999 Plan, when we completed our acquisition of PortalPlayer on January 5, 2007. The 1999 Plan was terminated upon completion of PortalPlayer’s initial public offering of common stock in 2004. No shares of common stock are available for issuance under the 1999 Plan other than to satisfy exercises of currently outstanding stock options granted under the 1999 Plan prior to its termination. Any shares that become available for issuance as a result of expiration or cancellation of such options shall again be available for issuance under the 2007 Plan.

Term of Stock Awards.    Each option we assumed in connection with our acquisition of PortalPlayer has been converted into the right to purchase that number of shares of NVIDIA common stock determined by multiplying the number of shares of PortalPlayer common stock underlying such option by 0.3601 and then rounding down to the nearest whole number of shares. The exercise price per share for each assumed option has been similarly adjusted by dividing the exercise price by 0.3601 and then rounding up to the nearest whole cent. Vesting schedules and expiration dates did not change.

The 1999 Plan permitted the PortalPlayer Board to grant non-statutory options with an exercise price of as low as 85% of the fair market value of PortalPlayer’s common stock. PortalPlayer did not grant options at less than 100% of the fair market value of PortalPlayer’s common stock. Under the 1999 Plan, options generally vest as to 25% of the shares one year after the date of grant and as to 1/48th of the shares each month thereafter and expire ten years from the date of grant.

ADDITIONAL INFORMATION

TRANSACTIONS WITH RELATED PERSONS

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of NVIDIA, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also intend to execute these agreements with our future executive officers and directors.

See the section above entitled Employment, Severance and Change-in-Control Agreements for a description of the terms of our 1998 Plan and our 2007 Plan related to a change–in-control of NVIDIA.

We have granted stock options to our executive officers and our non-employee directors. See “Executive Compensation” and “Director Compensation.”

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with our interests. This policy is included in our Worldwide Code of Conduct and our Financial Team Code of Conduct. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all transactions involving executive officers or directors must be approved by the Audit Committee or another independent body of the Board. We did not conduct any transactions with related persons in fiscal 2008 that would require disclosure in this proxy statement or approval by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 27, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David M. Shannon

David M. Shannon

Secretary

May 15, 2008

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 27, 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 27, 2008 TO: INVESTOR RELATIONS, NVIDIA CORPORATION, 2701 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95050. WE WILL ALSO FURNISH A COPY OF ANY EXHIBIT TO THE FORM 10-K FOR THE ANNUAL REPORT IF SPECIFICALLY REQUESTED IN WRITING.

NVIDIA and the NVIDIA logo are either registered trademarks or trademarks of NVIDIA Corporation in the United States and other countries. Other company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NVIDIA CORPORATION

(a Delaware corporation)

NVIDIA CORPORATION, a Delaware corporation (the “Corporation”), does hereby certify:

First: The name of the Corporation is NVIDIA CORPORATION.

Second: The date on which the Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State is February 24, 1998 under the name of NVIDIA Delaware Corporation.

Third: The Board of Directors of the Corporation, acting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Billion Two Million Shares (2,002,000,000) shares. Two Billion (2,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

Fourth: Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

A-1

IN WITNESS WHEREOF, NVIDIA CORPORATION has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested to by its Secretary in Santa Clara, California this      day of                     , 2008.

NVIDIA CORPORATION

Jen-Hsun Huang
President and Chief Executive Officer

ATTEST:

David M. Shannon
Secretary

A-2

Directions to Our Headquarters - Building E

FROM HIGHWAY 101

Take the San Tomas/Montague Exit

Follow the sign to San Tomas Expressway

Stay on San Tomas for less than a mile to Walsh Avenue

Turn left onto Walsh Avenue

Continue on Walsh Avenue to the stoplight at Scott Boulevard

Turn left onto Scott Boulevard

2800 Scott Boulevard is the first office building on the left

Turn left into 2800 Scott Boulevard

FROM INTERSTATE 280

Take the Saratoga Ave/Saratoga Exit towards Santa Clara

Stay on Saratoga Avenue for about 1 mile

Turn left onto San Tomas Expressway and drive for approximately 3 miles to Walsh Avenue

Turn right onto Walsh Avenue

Continue on Walsh Avenue to the stoplight at Scott Boulevard

Turn left onto Scott Boulevard

2800 Scott Boulevard is the first office building on the left

Turn left into 2800 Scott Boulevard

NVIDIA Corporation 2008 Annual Meeting Proxy Card

Please

Mark Here

for Address

change or Is

Comments

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW, A VOTE “FOR”

PROPOSAL 2 AND A VOTE “FOR” PROPOSAL 3.

1. To elect three directors to hold office until the 2011 Annual Meeting of Stockholders.

FOR WITHHOLD ABSTAIN

(01) Steven Chu

FOR WITHHOLD ABSTAIN

(02) Harvey C. Jones

FOR WITHHOLD ABSTAIN

(03) William J. Miller

2. To approve an amendment to the NVIDIA Corporation Certificate of Incorporation.

FOR AGAINST ABSTAIN

3. To ratify the selection of PricewaterhouseCoopers LLP as

NVIDIA’s independent registered public accounting firm for

the fiscal year ending January 25, 2009. FOR AGAINST ABSTAIN

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in this proxy card to vote on such matters, in accordance with their best judgment.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

? FOLD AND DETACH HERE ?

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/nvda

Use the internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and

return it in the

enclosed postage-paid

envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

NVIDIA CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2008

The undersigned hereby appoints Jen-Hsun Huang and David M. Shannon and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of NVIDIA Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of NVIDIA Corporation to be held on Thursday, June 19, 2008 at 10:00 a.m. (local time) at the offices of NVIDIA Corporation located at 2800 Scott Boulevard, Santa Clara, California 95050, and at any and all adjournments, continuations and postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

? FOLD AND DETACH HERE ?

You can now access your NVIDIA Corporation account online.

Access your NVIDIA Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for NVIDIA Corporation now makes it easy and convenient to get current information on your stockholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

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Toll Free Number: 1-800-370-1163